Exhibit 99.1

Wayfair Announces First Quarter 2021 Results
Q1 Net Revenue Growth of 49% Year over Year to $3.5 billion
33.2 million Active Customers, up 57% Year over Year

BOSTON, MA — May 6, 2021 — Wayfair Inc. (NYSE: W), one of the world’s largest online destinations for the home, today reported financial results for its first quarter ended March 31, 2021.
First Quarter 2021 Financial Highlights
•Total net revenue of $3.5 billion increased $1.1 billion, up 49.2% year over year
•U.S. net revenue of $2.8 billion increased $0.8 billion, up 42.8% year over year
•International net revenue of $0.7 billion increased $0.3 billion, up 85.0% year over year. International segment Net Revenue Constant Currency Growth was 72.5%
•Gross profit was $1.0 billion or 28.8% of total net revenue
•Net income was $18.2 million
•Non-GAAP Adjusted EBITDA and Adjusted EBITDA Margin were $205.8 million and 5.9% of total net revenue
•Diluted earnings per share was $0.16
•Non-GAAP Adjusted Diluted Earnings per Share was $1.00
•Non-GAAP Free Cash Flow was $111.2 million
•Cash, cash equivalents and short-term investments totaled $2.7 billion
“Wayfair’s focus remains squarely on connecting all of the industry’s customers and suppliers on our unique platform, which is custom-built to address the specific needs of shopping for the home. Our platform model creates a flywheel where scale begets growth, which leads to further efficiency. We see this in action each quarter, and Q1 was no exception,” said Niraj Shah, CEO, co-founder and co-chairman, Wayfair. “We grew to $3.5 billion dollars in net revenue in the quarter, having added more than $1 billion dollars to the top-line year-over-year, and generated over $200 hundred million dollars in adjusted EBITDA -- all while simultaneously and ambitiously investing for the future. We are confident that customers will remain focused on their homes even as the environment normalizes in the US and Europe, and that our strong profitability should not only continue but expand.”

Other First Quarter Highlights
•The number of active customers reached 33.2 million as of March 31, 2021, an increase of 57.3% year over year
•LTM net revenue per active customer was $461 as of March 31, 2021, an increase of 2.7% year over year
•Orders per customer, measured as LTM orders divided by active customers, was 1.98 for the first quarter of 2021, compared to 1.86 for the first quarter of 2020
•Repeat customers placed 74.5% of total orders in the first quarter of 2021, compared to 69.8% in the first quarter of 2020
•Repeat customers placed 10.9 million orders in the first quarter of 2021, an increase of 58.9% year over year
•Orders delivered in the first quarter of 2021 were 14.7 million, an increase of 48.8% year over year
•Average order value was $237 for the first quarter of 2021, compared to $235 for the first quarter of 2020
•In the first quarter of 2021, 60.0% of total orders delivered were placed via a mobile device, compared to 54.8% in the first quarter of 2020
Key Financial and Operating Metrics

	Three months ended March 31,
	2021	2020
	(in thousands, except LTM Net Revenue per Active Customer, Average Order Value and per share data)
Key Financial Statement Metrics:
Net revenue	$3,477,518	$2,330,063
Gross profit	$1,003,027	$579,123
Income (loss) from operations	$26,342	$(262,068)
Net income (loss)	$18,234	$(285,865)
Earnings (loss) per share:
Basic	$0.18	$(3.04)
Diluted	$0.16	$(3.04)
Key Operating Metrics:
Active Customers	33,193	21,108
LTM Net Revenue per Active Customer	$461	$449
Orders Delivered	14,696	9,876
Average Order Value	$237	$235
Non-GAAP Financial Measures:
Adjusted EBITDA	$205,767	$(127,277)
Free Cash Flow	$111,190	$(354,623)
Adjusted Diluted Earnings (Loss) per Share	$1.00	$(2.30)
Webcast and Conference Call
Wayfair will host a conference call and webcast to discuss its first quarter 2021 financial results today at 8 a.m. (ET). Investors and participants should register for the call in advance by visiting https://bit.ly/39M9PMA and entering the conference ID number 2165038. After registering, instructions will be shared on how to join the call. The call will also be available via live webcast at https://bit.ly/3mofqhk and supporting slides will be available at investor.wayfair.com. An archive of the webcast conference call will be available shortly after the call ends at investor.wayfair.com.

About Wayfair
Wayfair believes everyone should live in a home they love. Through technology and innovation, Wayfair makes it possible for shoppers to quickly and easily find exactly what they want from a selection of more than twenty-two million items across home furnishings, décor, home improvement, housewares and more. Committed to delighting its customers every step of the way, Wayfair is reinventing the way people shop for their homes - from product discovery to final delivery.
The Wayfair family of sites includes:
•Wayfair - Everything home for every budget.
•Joss & Main - Stylish designs to discover daily.
•AllModern - The best of modern, priced for real life.
•Birch Lane - Classic home. Comfortable cost.
•Perigold - The widest-ever selection of luxury home furnishings.
Wayfair generated $15.3 billion in net revenue for the twelve months ended March 31, 2021. Headquartered in Boston, Massachusetts with operations throughout North America and Europe, Wayfair employs more than 16,200 people.
Media Relations Contact:
Jane Carpenter, 617-502-7595
PR@wayfair.com

Investor Relations Contact:
Jane Gelfand
IR@wayfair.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws. All statements other than statements of historical fact contained in this press release, including statements regarding our investment plans and anticipated returns on those investments, our future customer growth, our future results of operations and financial position, available liquidity and access to financing sources, our business strategy, plans and objectives of management for future operations, consumer activity and behaviors, our tax liability, e-commerce adoption trends, developments in our technology and systems, increased shipping costs, our future real estate plans, and anticipated results of those developments and the impact of the novel coronavirus (COVID-19) pandemic and our response to it, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions.
Forward-looking statements are based on current expectations of future events. We cannot guarantee that any forward-looking statement will be accurate, although we believe that we have been reasonable in our expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.
A list and description of risks, uncertainties and other factors that could cause or contribute to differences in our results can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent filings. We qualify all of our forward-looking statements by these cautionary statements.

WAYFAIR INC.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Unaudited)

	March 31, 2021	December 31, 2020
	(in thousands, except share and per share data)
Assets:
Current assets
Cash and cash equivalents	$2,086,484	$2,129,440
Short-term investments	608,524	461,698
Accounts receivable, net	107,043	110,299
Inventories	59,613	52,152
Prepaid expenses and other current assets	355,211	292,213
Total current assets	3,216,875	3,045,802
Operating lease right-of-use assets	858,297	808,375
Property and equipment, net	665,177	684,306
Other non-current assets	34,584	31,446
Total assets	$4,774,933	$4,569,929
Liabilities and Stockholders' Deficit:
Current liabilities
Accounts payable	$1,174,208	$1,156,624
Other current liabilities	1,045,814	1,008,970
Total current liabilities	2,220,022	2,165,594
Long-term debt	3,060,091	2,659,243
Operating lease liabilities	920,936	869,958
Other non-current liabilities	43,593	67,031
Total liabilities	6,244,642	5,761,826
Stockholders’ deficit:
Convertible preferred stock, $0.001 par value per share: 10,000,000 shares authorized and none issued at March 31, 2021 and December 31, 2020	—	—
Class A common stock, par value $0.001 per share: 500,000,000 shares authorized, 77,196,363 and 72,980,490 shares issued and outstanding at March 31, 2021 and December 31, 2020.	77	73
Class B common stock, par value $0.001 per share: 164,000,000 shares authorized, 26,563,909 and 26,564,234 shares issued and outstanding at March 31, 2021 and December 31, 2020.	27	27
Additional paid-in capital	331,513	698,482
Accumulated deficit	(1,799,437)	(1,885,950)
Accumulated other comprehensive loss	(1,889)	(4,529)
Total stockholders’ deficit	(1,469,709)	(1,191,897)
Total liabilities and stockholders’ deficit	$4,774,933	$4,569,929

Note: Wayfair adopted a new accounting standards update for debt effective January 1, 2021. The adoption of this standards update had no effect on prior periods.

WAYFAIR INC.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended March 31,
	2021	2020
	(in thousands, except per share data)
Net revenue	$3,477,518	$2,330,063
Cost of goods sold (1)	2,474,491	1,750,940
Gross profit	1,003,027	579,123
Operating expenses:
Customer service and merchant fees (1)	147,241	89,463
Advertising	365,863	275,760
Selling, operations, technology, general and administrative (1)	451,369	475,968
Customer service center impairment and other charges	12,212	—
Total operating expenses	976,685	841,191
Income (loss) from operations	26,342	(262,068)
Interest (expense), net	(6,812)	(22,218)
Other (expense), net	(3,298)	(246)
Income (loss) before income taxes	16,232	(284,532)
(Benefit) provision for income taxes, net	(2,002)	1,333
Net income (loss)	$18,234	$(285,865)
Earnings (loss) per share:
Basic	$0.18	$(3.04)
Diluted (2)	$0.16	$(3.04)
Weighted-average number of shares of common stock outstanding used in computing per share amounts:
Basic	102,840	94,089
Diluted	106,682	94,089

(1) Includes equity-based compensation and related taxes as follows:

Cost of goods sold	$3,005	$1,728
Customer service and merchant fees	5,894	2,118
Selling, operations, technology, general and administrative	78,002	60,146
	$86,901	$63,992

(2) Wayfair adopted a new accounting standards update for debt effective January 1, 2021. If Wayfair had not adopted the standard January 1, 2021, Wayfair's diluted earnings (loss) per share would have been $(0.31) for the first quarter of 2021.

WAYFAIR INC.
 CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended March 31,
	2021	2020
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$18,234	$(285,865)
Adjustments used to reconcile net income (loss) to net cash from (for) operating activities:
Depreciation and amortization	80,312	66,843
Equity-based compensation	74,524	59,449
Amortization of discount and issuance costs on convertible notes	2,072	19,527
Loss on impairment	12,212	—
Other non-cash adjustments	(1,700)	(633)
Changes in operating assets and liabilities:
Accounts receivable, net	2,528	(16,216)
Inventories	(7,734)	5,023
Prepaid expenses and other current assets	(64,270)	7,802
Other assets	(3,430)	24
Accounts payable and other current liabilities	58,416	(118,475)
Other liabilities	5,432	6,231
Net cash from (for) operating activities	176,596	(256,290)

Cash flows from investing activities:
Purchase of short- and long-term investments	(340,328)	—
Sale and maturities of short- and long-term investments	193,403	294,810
Purchase of property and equipment	(24,448)	(59,964)
Site and software development costs	(40,958)	(38,369)
Other investing activities, net	—	(124)
Net cash (for) from investing activities	(212,331)	196,353

Cash flows from financing activities:
Proceeds from borrowings	—	100,000
Repurchase of common stock	(188)	—
Other financing activities, net	45	125
Net cash (for) from financing activities	(143)	100,125
Effect of exchange rate changes on cash and cash equivalents	(7,078)	1,540
Net increase (decrease) in cash and cash equivalents	(42,956)	41,728

Cash and cash equivalents:
Beginning of period	2,129,440	582,753
End of period	$2,086,484	$624,481

Non-GAAP Financial Measures
To supplement our unaudited consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP"), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA as a percentage of total net revenue ("Adjusted EBITDA Margin"), Free Cash Flow, Adjusted Diluted Earnings (Loss) per Share and Net Revenue Constant Currency Growth. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure in this earnings release.
Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures that are calculated as net income (loss) before depreciation and amortization, equity-based compensation and related taxes, interest (expense), net, other (expense), net, (benefit) provision for income taxes, net, non-recurring items and other items not indicative of our ongoing operating performance. We have included Adjusted EBITDA and Adjusted EBITDA Margin in this earnings release because they are key measures used by our management and our board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis as these costs may vary independent of business performance. For instance, we exclude the impact of equity-based compensation and related taxes as we do not consider this item to be indicative of our core operating performance. Investors should, however, understand that equity-based compensation and related taxes will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
Free Cash Flow is a non-GAAP financial measure that is calculated as net cash from or for operating activities less net cash used to purchase property and equipment and site and software development costs (collectively, "Capital Expenditures"). We believe Free Cash Flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that Free Cash Flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
Adjusted Diluted Earnings (Loss) per Share is a non-GAAP financial measure that is calculated as GAAP net income (loss) plus equity-based compensation and related taxes, (benefit) provision for income taxes, net, non-recurring items and other items not indicative of our ongoing operating performance, and, if dilutive, interest expense associated with convertible debt instruments under the if-converted method divided by the weighted-average number of shares of common stock used in the computation of diluted earnings (loss) per share. We believe that these adjustments to our non-GAAP diluted net income (loss) before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.
Net Revenue Constant Currency Growth is a non-GAAP financial measure that is calculated by translating the current period local currency net revenue by the currency exchange rates used to translate the financial statements in the comparable prior-year period. We believe Net Revenue Constant Currency Growth is an important indicator of our business performance, as it provides useful information to investors and others in understanding and evaluating trends in our operating results in the same manner as our management.
We calculate forward-looking non-GAAP Adjusted EBITDA based on internal forecasts that omit certain amounts that would be included in forward-looking GAAP net income (loss). We do not attempt to provide a reconciliation of forward-looking non-GAAP Adjusted EBITDA guidance to forward looking GAAP net income (loss) because forecasting the timing or amount of items that have not yet occurred and are out of our control is inherently uncertain and unavailable without unreasonable efforts. Further, we believe that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.
The non-GAAP measures have limitations as analytical tools. We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.

The following table reflects the reconciliation of net income (loss) to Adjusted EBITDA, as well as Adjusted EBITDA Margin, for each of the periods indicated:

	Three months ended March 31,
	2021	2020
	(in thousands)
Reconciliation of Adjusted EBITDA
Net income (loss)	$18,234	$(285,865)
Depreciation and amortization	80,312	66,843
Equity-based compensation and related taxes	86,901	63,992
Interest expense, net	6,812	22,218
Other expense, net	3,298	246
(Benefit) provision for income taxes, net	(2,002)	1,333
Other (1)	12,212	3,956
Adjusted EBITDA	$205,767	$(127,277)

Net revenue	$3,477,518	$2,330,063
Adjusted EBITDA Margin	5.9%	(5.5)%
(1) In the three months ended March 31, 2021, we recorded $12.2 million of customer service center impairment and other charges related to our plan to consolidate customer service centers. During the three months ended March 31, 2020, we recorded $4.0 million in selling, operations, technology, general and administrative expenses for severance costs associated with February 2020 workforce reductions.
The following table presents Adjusted EBITDA attributable to our segments, and the reconciliation of net income (loss) to Adjusted EBITDA is presented in the preceding table:

	Three months ended March 31,
	2021	2020
	(in thousands)
Segment Adjusted EBITDA
U.S.	$227,235	$(45,095)
International	(21,468)	(82,182)
Adjusted EBITDA	$205,767	$(127,277)

A reconciliation of the numerator and denominator for diluted earnings (loss) per share, the most directly comparable GAAP financial measure, to the numerator and denominator for Adjusted Diluted Earnings (Loss) per Share, in order to calculate Adjusted Diluted Earnings (Loss) per Share is as follows:

	Three months ended March 31,
	2021	2020
	(in thousands, except per share data)
Numerator:
Net income (loss)	$18,234	$(285,865)
Effect of dilutive securities:
Interest expense associated with convertible debt instruments	(1,567)	—
Numerator for diluted EPS - net income (loss) available to common stockholders after the effect of dilutive securities	16,667	(285,865)
Adjustments to net income (loss):
Interest expense associated with convertible debt instruments	8,508	—
Equity-based compensation and related taxes	86,901	63,992
(Benefit) provision for income taxes, net	(2,002)	1,333
Other	12,212	3,956
Numerator for Adjusted Diluted EPS - Adjusted net income (loss)	$122,286	$(216,584)
Denominator:
Denominator for basic EPS - weighted-average number of shares of common stock outstanding	102,840	94,089
Effect of dilutive securities:
Employee stock options	15	—
Restricted stock units	3,128	—
Convertible debt instruments	699	—
Dilutive potential common shares	3,842	—
Denominator for diluted EPS - adjusted weighted-average number of shares of common stock outstanding after the effect of dilutive securities	106,682	94,089
Adjustments to effect of dilutive securities:
Employee stock options	—	—
Restricted stock units	—	—
Convertible debt instruments	15,630	—
Denominator for Adjusted Diluted EPS - adjusted weighted-average number of shares of common stock outstanding after the effect of dilutive securities	122,312	94,089
Diluted Earnings (Loss) per Share	$0.16	$(3.04)
Adjusted Diluted Earnings (Loss) per Share	$1.00	$(2.30)

The following tables present net revenues attributable to our reportable segments for the periods indicated:

	Three Months Ended March 31,
	2021	2020
	(in thousands)
U.S. net revenue	$2,820,686	$1,974,983
International net revenue	656,832	355,080
Total net revenue	$3,477,518	$2,330,063

The following table presents a reconciliation of net cash from or for operating activities to Free Cash Flow for each of the periods indicated:

	Three months ended March 31,
	2021	2020
	(in thousands)
Net cash from (for) operating activities	$176,596	$(256,290)
Purchase of property and equipment	(24,448)	(59,964)
Site and software development costs	(40,958)	(38,369)
Free Cash Flow	$111,190	$(354,623)